 STRUCTURED INVESTMENTS                                                                                                MorganStanley
                                                                                                                        Smith Barney

                                                                                              Free Writing Prospectus
                                                                                              Dated June 4, 2010
                                                                                              Registration Statement No. 333-156423
Client Strategy Guide: June 2010 Offerings                                                    Filed Pursuant to Rule 433

                                                          [GRAPHIC OMITTED]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets Inc., and you
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: June 2010 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3
Selected Features & Risk Disclosures .... page 4
Structured Investments Spectrum .... page 5

Core Offerings
Six Core Investments Offered

Principal Protected	Principal Protected Notes based on the Dow Jones Industrial Average℠ (DJIA) by Morgan Stanley .... page 6 .... page 7 .... page 8
Leveraged Performance	.... page 9 .... page 10

Tactical Offerings
Actionable Themes in the Marketplace

Enhanced Yield	11% to 14% ELKS® based on Freeport-McMoRan Copper & Gold Inc. (FCX) by Morgan Stanley .... page 11 .... page 12 9% to 12% ELKS® based on JPMorgan Chase & Co. (JPM) by Morgan Stanley .... page 13 8% to 11% ELKS® based on Intel Corporation (INTC) by Morgan Stanley .... page 14
Leveraged Performance	.... page 15 .... page 16 .... page 17

Selected Risks & Considerations .... page 18

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. June 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                                                                               MorganStanley
                                                                                                                                                                                 SmithBarney
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Client Strategy Guide: June 2010 Offerings                                                                                                                                            Page 3
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Important Information Regarding Offering Documents

The products set forth in the following  pages are intended as a general  indication  only of the Structured  Investments  offerings  available  through Morgan Stanley Smith Barney through the date when the ticketing closes for each offering.  Morgan Stanley Smith Barney or the applicable  issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing  early on any offering.  The information set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered  Offering or a Market-Linked  Certificate of Deposit.  You should read the complete offering  materials  referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration  statement  (including a prospectus)  with the Securities and Exchange  Commission (or SEC), for the offerings by that issuer to which this Strategy Guide relates.  Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable  pricing  supplement,  prospectus  supplements and any other documents  relating to the offering that the applicable  issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

    o        For Registered Offerings Issued by Morgan Stanley:                Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively,  Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley.com or by calling your Morgan Stanley Smith Barney Financial Advisor.

The securities  described  herein (other than the  market-linked  certificates of deposit) are not bank deposits and are not insured or guaranteed by the Federal Deposit  Insurance
Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market-Linked Certificates of Deposit (MLDs)

MLDs are not SEC registered offerings.  Before you invest in any MLD, you should read the complete offering materials applicable to such MLD. For indicative terms and conditions on any Market-Linked Certificate of Deposit, please contact your Morgan Stanley Smith Barney Financial Advisor or call the toll-free number 1-800-584-6837.

Each issuer listed above is the issuer for offerings only where  expressly  identified.  None of the issuers are  responsible for the filings made with the SEC by the other issuers identified in this document.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets Inc., and you           June 2010
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                                                                               MorganStanley
                                                                                                                                                                                 SmithBarney
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Client Strategy Guide: June 2010 Offerings                                                                                                                                            Page 4
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Selected Features and Risk Disclosures

Features
Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.
Such features may include:
o        Varying levels of exposure to potential capital appreciation or depreciation
o        Returns based on a defined formula
o        Variety of underlying assets, including equities, commodities, currencies and interest rates
o        Minimum investment of $1,000; unless otherwise noted
Key Risks
An  investment in Structured  Investments  involves a variety of risks.  The following  are some of the  significant  risks related to Structured  Investments.  Please refer to the
"Selected Risks and Considerations" section at the end of this brochure for a fuller description of these risk factors.
The market price of Structured  Investments may be influenced by a variety of unpredictable  factors.  Several factors may influence the value of a particular Structured Investment in the secondary  market,  including,  but not limited to, the value and volatility of the underlying  asset,  interest  rates,  credit spreads charged by the market for taking the applicable  issuer's  credit risk,  dividend rates on any equity  underlying  asset,  and time remaining to maturity.  In addition,  we expect that the secondary  market price of a
Structured Investment will be adversely affected by the fact that the issue price of the Structured Investment includes the agent's commissions and expected profit.
Issuer credit risk.  All payments on Structured  Investments  are dependent on the  applicable  issuer's  ability to pay all amounts due and therefore  investors are subject to the credit risk of the applicable issuer.
Secondary trading may be limited.  There may be little or no secondary market for a particular  Structured  Investment.  If the applicable pricing  supplement so specifies,  we may apply to list a Structured  Investment on a securities  exchange,  but it is not possible to predict whether any Structured  Investment  will meet the listing  requirements of that particular exchange, or if listed, whether any secondary market will exist.
Appreciation  potential or  participation in the underlying  asset may be limited.  The terms of a Structured  Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.
Potential  loss of  principal.  The terms of a Structured  Investment  may not provide for the return of  principal  and an  investment  may result in a loss of some or all of your principal.  Even where  principal  protection is provided for by the terms of the Structured  Investment,  it is still subject to the credit risk of the  applicable  issuer and the applicable  issuer's  ability to repay its  obligations.  In addition,  you may receive less, and possibly  significantly  less, than the stated  principal  amount if you sell your investment prior to maturity.
Principal  Protected  Structured  Investments  typically do not make periodic  interest  payments and may not pay more than the principal  amount at maturity.  Unlike ordinary debt securities,  principal protected Structured Investments do not pay interest.  Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount based upon the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.
You may receive only the principal  amount at maturity for Principal  Protected  Structured  Investments.  Because the supplemental  redemption  amount due at maturity on principal protected  Structured  Investments  may equal zero,  the return on your  investment  (i.e.,  the  effective  yield to maturity) may be less than the amount that would be paid on an ordinary debt security.  The return of only the principal  amount at maturity may not  compensate  you for the effects of inflation or other factors  relating to the value of money over time.
Potential  conflicts.  The issuer of a Structured  Investment and its  affiliates may play a variety of roles in connection  with the  Structured  Investment,  including  acting as calculation agent and hedging the issuer's obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments.
The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular  Structured  Investment  offering.  Before you invest in any Structured
Investment you should  thoroughly  review the particular  investment's  prospectus and related offering  materials for a comprehensive  description of the risks and  considerations associated with the offering.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets Inc., and you           June 2010
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: June 2010 Offerings Page 5

Structured Investments Spectrum

Structured Investments can be divided into five broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives – **Principal Protected, Partial Principal Protected, Enhanced Yield, Leveraged Performance** and **Access**.

Principal Protected Investments combine the return of all principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay all principal at maturity.

Partial Principal Protected Investments combine the return of some principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

- May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

- May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

- May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. June 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: June 2010 Offerings Page 6

Opportunities in U.S. Equities

Principal Protected

Principal Protected Notes based on the Dow Jones Industrial Average[SM] (DJIA)

Strategy Overview	✓ Full principal protection at maturity, subject to issuer credit risk; investors may receive an additional payment based on the performance of the underlying asset, subject to the maximum payment at maturity ✓ May be appropriate for investors who have a moderately bullish outlook on the underlying asset over the investment term, but are concerned about potential loss of principal

Risk Considerations	✓ Principal protection is available only at maturity and is subject to issuer credit risk ✓ Will yield no positive return if the Dow Jones Industrial Average[SM] index does not appreciate ✓ Does not provide for current income; no interest payments ✓ Appreciation potential is limited by the maximum payment at maturity

Principal Protected Notes provide investors with exposure to a wide variety of assets and asset classes, including equities, commodities and currencies with limited or no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo yield and some upside in exchange for principal protection. The notes are senior unsecured obligations of Morgan Stanley, and all payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Index	Dow Jones Industrial Average[SM] (DJIA)
Maturity Date	June 24, 2016 (6 Years)
Principal Protection	100% at maturity, subject to the credit risk of Morgan Stanley
Payment at Maturity per Note	The payment at maturity per $10 stated principal amount will equal: $10 + Supplemental Redemption Amount, if any, subject to the Maximum Payment at Maturity *In no event will the payment at maturity be less than $10 or greater than the Maximum Payment at Maturity.*
Supplemental Redemption Amount per Note	(i) $10 *times* (ii) the Index Percent Change *times* (iii) the Participation Rate, *provided that* the Supplemental Redemption Amount will not be less than $0.
Participation Rate	100%
Maximum Payment at Maturity	$17.00 to $18.00 per note (170% to 180% of the stated principal amount). The Maximum Payment at Maturity will be determined on the pricing date.
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Interest	None
Listing	The notes will not be listed on any securities exchange.
Issue Price/Stated Principal Amount	$10 per Note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – June 24, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. June 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                                                                               MorganStanley
                                                                                                                                                                                 SmithBarney
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      [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted]
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets Inc., and you           June 2010
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: June 2010 Offerings Page 8

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. June 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Client Strategy Guide: June 2010 Offerings Page 9

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. June 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: June 2010 Offerings Page 10

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. June 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: June 2010 Offerings Page 11

Opportunities in U.S. Equities

Enhanced Yield — 11% to 14% ELKS® based on Freeport-McMoRan Copper & Gold Inc. (FCX)

Strategy Overview	✓ Relatively short-term yield enhancement strategy that offers above market, fixed monthly coupons in exchange for full downside exposure to the underlying equity and, *in most cases*, no appreciation potential on the underlying equity. Investors will realize appreciation potential only if, **on any trading day**, the underlying equity closes at or below the downside threshold closing price **and** at maturity (or on the valuation date if the cash election is made by the issuer) closes above its initial equity price ✓ ELKS offer limited protection against a decline in the price of the underlying equity at maturity only if the underlying equity does not close at or below the predetermined downside threshold closing price **on any trading day** during the investment term ✓ Monthly coupon is paid regardless of the performance of the underlying equity
Risk Considerations	✓ No principal protection ✓ Full downside to the underlying equity if the underlying equity closes at or below the downside threshold closing price **on any trading day** during the investment term ✓ No participation in any appreciation of the underlying equity unless the underlying equity closes at or below the downside threshold closing price **on any trading day** during the investment term and at maturity (or on the valuation date if the cash election is made) closes above its initial equity price ✓ If the underlying equity closes at or below the downside threshold closing price **on any trading day** during the investment term and at maturity closes below the initial equity price, the ELKS will redeem for shares of the underlying equity, or the equivalent cash value, with a value less than the initial investment if the underlying equity closes below the initial equity price on the maturity date (or the valuation date if the issuer elects to deliver cash)

ELKS offer an enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) that will be determined on the pricing date, and will have the terms described below, as supplemented by the accompanying prospectus supplement and prospectus. **The ELKS do not guarantee any return of principal at maturity.** At maturity, the ELKS will pay either (i) an amount of cash equal to the stated principal amount of the ELKS or (ii) if the closing price of the common stock of Freeport-McMoRan Copper & Gold Inc. decreases to or below the downside threshold price **on any trading day** over the term of the ELKS, a number of shares of common stock of Freeport-McMoRan Copper & Gold Inc. equal to the equity ratio (as defined below) or, if we so elect, the cash value (determined as of the valuation date) of such shares. The value of those shares of common stock of Freeport-McMoRan Copper & Gold Inc. or that cash, as applicable, may be significantly less than the stated principal amount of the ELKS and may be zero. The ELKS are senior unsecured obligations of Morgan Stanley, and all payments on the ELKS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Equity	The common stock of Freeport-McMoRan Copper & Gold Inc. (FCX)
Maturity Date	December 13, 2010 (approximately 6 Months)
Principal Protection	None
Coupon	11% to 14% per annum (approximately equivalent to $0.5439 to $0.6922 per ELKS for the term of the ELKS), paid monthly and calculated on a 30/360 basis. The actual coupon will be determined on the pricing date.
Coupon Payment Dates	Monthly, on the 13th of each month, beginning on July 13, 2010
Payment at Maturity per ELKS	If on any trading day from but excluding the pricing date to and including the valuation date: • the closing price has not decreased to or below the Downside Threshold Price, then you will receive an amount in cash equal to $10 per ELKS; or • the closing price has decreased to or below the Downside Threshold Price, then you will receive shares of Freeport-McMoRan Copper & Gold Inc. common stock in exchange for each ELKS in an amount equal to the Equity Ratio per ELKS or, if we so elect, the cash value (determined as of the valuation date) of such shares. *The value of those shares of common stock or that cash, as applicable, may be significantly less than the stated principal amount of the ELKS and may be zero.*
Downside Threshold Price	75% of the Initial Equity Price
Initial Equity Price	The closing price of the Underlying Equity on the pricing date
Equity Ratio	$10 divided by the Initial Equity Price, subject to adjustment for certain corporate events affecting the Underlying Equity Issuer. The Equity Ratio will be determined on the pricing date.
Issue Price/Stated Principal Amount	$10 per ELKS
Listing	The ELKS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – June 10, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable Issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. June 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: June 2010 Offerings Page 12

[Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. June 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: June 2010 Offerings Page 13

Opportunities in U.S. Equities

Enhanced Yield ○ 9% to 12% ELKS® based on JPMorgan Chase & Co. (JPM)

Strategy Overview

- ✓ Relatively short-term yield enhancement strategy that offers above market, fixed monthly coupons in exchange for full downside exposure to the underlying equity and, *in most cases*, no appreciation potential on the underlying equity. Investors will realize appreciation potential only if, **on any trading day**, the underlying equity closes at or below the downside threshold closing price **and** at maturity (or on the valuation date if the cash election is made by the issuer) closes above its initial equity price
- ✓ ELKS offer limited protection against a decline in the price of the underlying equity at maturity only if the underlying equity does not close at or below the predetermined downside threshold closing price **on any trading day** during the investment term
- ✓ Monthly coupon is paid regardless of the performance of the underlying equity

Risk Considerations

- ✓ No principal protection
- ✓ Full downside to the underlying equity if the underlying equity closes at or below the downside threshold closing price **on any trading day** during the investment term
- ✓ No participation in any appreciation of the underlying equity unless the underlying equity closes at or below the downside threshold closing price **on any trading day** during the investment term and at maturity (or on the valuation date if the cash election is made) closes above its initial equity price
- ✓ If the underlying equity closes at or below the downside threshold closing price **on any trading day** during the investment term and at maturity closes below the initial equity price, the ELKS will redeem for shares of the underlying equity, or the equivalent cash value, with a value less than the initial investment if the underlying equity closes below the initial equity price on the maturity date (or the valuation date if the issuer elects to deliver cash)

ELKS offer an enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) that will be determined on the pricing date, and will have the terms described below, as supplemented by the accompanying prospectus supplement and prospectus. **The ELKS do not guarantee any return of principal at maturity.** At maturity the ELKS will pay either (i) an amount of cash equal to the stated principal amount of the ELKS or (ii) if the closing price of the underlying equity decreases to or below the downside threshold price **on any trading day** over the term of the ELKS, a number of shares of the underlying equity, equal to the equity ratio (as defined below) or, if we so elect, the cash value (determined as of the valuation date) of such shares. The value of those shares of the underlying equity or that cash, as applicable, could be significantly less than the stated principal amount of the ELKS and may be zero. The ELKS are senior unsecured obligations of Morgan Stanley, and all payments on the ELKS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Equity	The common stock of JPMorgan Chase & Co. (JPM)
Maturity Date	December 27, 2010 (approximately 6 Months)
Principal Protection	None
Coupon	9% to 12% per annum (approximately equivalent to $0.4450 to $0.5933 per ELKS for the term of the ELKS), paid monthly and calculated on a 30/360 basis. The actual coupon will be determined on the pricing date.
Coupon Payment Dates	Monthly, on the 27th of each month, beginning on July 27, 2010
Payment at Maturity per ELKS	If on any trading day from but excluding the pricing date to and including the valuation date: • the closing price has not decreased to or below the Downside Threshold Price, then you will receive an amount in cash equal to $10 per ELKS; or • the closing price has decreased to or below the Downside Threshold Price, then you will receive shares of JPMorgan Chase & Co. common stock in exchange for each ELKS in an amount equal to the Equity Ratio per ELKS or, if we so elect, the cash value (determined as of the valuation date) of such shares. *The value of those shares of common stock or that cash, as applicable, may be significantly less than the stated principal amount of the ELKS and may be zero.*
Downside Threshold Price	75% of the Initial Equity Price
Initial Equity Price	The closing price of the Underlying Equity on the pricing date
Equity Ratio	$10 divided by the Initial Equity Price, subject to adjustment for certain corporate events affecting the Underlying Equity Issuer. The Equity Ratio will be determined on the pricing date.
Issue Price/Stated Principal Amount	$10 per ELKS
Listing	The ELKS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – June 24, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. June 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney

Client Strategy Guide: June 2010 Offerings Page 14

Opportunities in U.S. Equities

Enhanced Yield ○ 8% to 11% ELKS® based on Intel Corporation (INTC)

Strategy Overview	✓ Relatively short-term yield enhancement strategy that offers above market, fixed monthly coupons in exchange for full downside exposure to the underlying equity and, *in most cases*, no appreciation potential on the underlying equity. Investors will realize appreciation potential only if, **on any trading day**, the underlying equity closes at or below the downside threshold closing price **and** at maturity (or on the valuation date if the cash election is made by the issuer) closes above its initial equity price ✓ ELKS offer limited protection against a decline in the price of the underlying equity at maturity only if the underlying equity does not close at or below the predetermined downside threshold closing price **on any trading day** during the investment term ✓ Monthly coupon is paid regardless of the performance of the underlying equity

Risk Considerations	✓ No principal protection ✓ Full downside to the underlying equity if the underlying equity closes at or below the downside threshold closing price **on any trading day** during the investment term ✓ No participation in any appreciation of the underlying equity unless the underlying equity closes at or below the downside threshold closing price **on any trading day** during the investment term and at maturity (or on the valuation date if the cash election is made) closes above its initial equity price ✓ If the underlying equity closes at or below the downside threshold closing price **on any trading day** during the investment term and at maturity closes below the initial equity price, the ELKS will redeem for shares of the underlying equity, or the equivalent cash value, with a value less than the initial investment if the underlying equity closes below the initial equity price on the maturity date (or the valuation date if the issuer elects to deliver cash)

ELKS offer an enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) that will be determined on the pricing date, and will have the terms described below, as supplemented by the accompanying prospectus supplement and prospectus. **The ELKS do not guarantee any return of principal at maturity.** At maturity the ELKS will pay either (i) an amount of cash equal to the stated principal amount of the ELKS or (ii) if the closing price of the underlying equity decreases to or below the downside threshold price **on any trading day** over the term of the ELKS, a number of shares of the underlying equity, equal to the equity ratio (as defined below) or, if we so elect, the cash value (determined as of the valuation date) of such shares. The value of those shares of the underlying equity or that cash, as applicable, could be significantly less than the stated principal amount of the ELKS and may be zero. The ELKS are senior unsecured obligations of Morgan Stanley, and all payments on the ELKS are subject to the credit risk of Morgan Stanley

Issuer	**Morgan Stanley**
Underlying Equity	The common stock of Intel Corporation (INTC)
Maturity Date	December 27, 2010 (approximately 6 Months)
Principal Protection	None
Coupon	8% to 11% per annum (approximately equivalent to $0.3956 to $0.5439 per ELKS for the term of the ELKS), paid monthly and calculated on a 30/360 basis. The actual coupon will be determined on the pricing date.
Coupon Payment Dates	Monthly, on the 27th of each month, beginning on July 27, 2010
Payment at Maturity per ELKS	If on any trading day from but excluding the pricing date to and including the valuation date: • the closing price has not decreased to or below the Downside Threshold Price, then you will receive an amount in cash equal to $10 per ELKS; or • the closing price has decreased to or below the Downside Threshold Price, then you will receive shares of Intel Corporation common stock in exchange for each ELKS in an amount equal to the Equity Ratio per ELKS or, if we so elect, the cash value (determined as of the valuation date) of such shares. *The value of those shares of common stock or that cash, as applicable, may be significantly less than the stated principal amount of the ELKS and may be zero.*
Downside Threshold Price	80% of the Initial Equity Price
Initial Equity Price	The closing price of the Underlying Equity on the pricing date
Equity Ratio	$10 divided by the Initial Equity Price, subject to adjustment for certain corporate events affecting the Underlying Equity Issuer. The Equity Ratio will be determined on the pricing date.
Issue Price/Stated Principal Amount	$10 per ELKS
Listing	The ELKS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – June 24, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable Issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. June 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Client Strategy Guide: June 2010 Offerings Page 15

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. June 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Client Strategy Guide: June 2010 Offerings
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.
June 2010

MorganStanley SmithBarney
Client Strategy Guide: June 2010 Offerings Page 17

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. June 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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Selected Risks and Considerations
An investment in Structured Investments involves a variety of risks.  Structured Investments may be linked to a wide variety of underlying assets, and each underlying asset will have
its own unique set of risks and  considerations.   For example,  some  underlying  assets have  significantly  higher  volatility  than others.   Before you invest in any  Structured
Investment,  you should  thoroughly  review the relevant  prospectus  and related  offering  materials for a  comprehensive  description of the risks  associated  with the Structured
Investment, including the risks related to the underlying asset(s) to which the Structured Investment is linked.

The following are general risks applicable to most types of Structured Investments:

Issuer Credit Risk
All payments on Structured  Investments  are subject to the credit risk of the  applicable  issuer.  Any payments of interest or payments at maturity on a Structured  Investment  are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured  Investment.  Investors are dependent on the applicable issuer's ability to pay periodic interest payments,  if any, and all amounts due on the Structured  Investment at maturity and therefore investors are subject to the credit risk of the applicable  issuer and to changes in the market's view of the applicable  issuer's credit risk. If the applicable issuer defaults on its obligations under the Structured  Investment,  the investor's investment would be at risk and an investor could lose some or all of its investment.  Any decline in the applicable issuer's credit ratings  or  increase  in the  credit  spreads  charged by the market for taking  credit  risk of the issuer is likely to  adversely  affect the value of the  Structured  Investment.
Furthermore,  unless issued as market-linked  certificate of deposit,  Structured Investments are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance
Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk
The price at which a particular  Structured  Investment may be sold prior to maturity will depend on a number of factors and may be substantially  less than the amount for which they were  originally  purchased.  Some of these factors  include,  but are not limited to: (i) changes in the level of the underlying  asset or reference  index,  (ii)  volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated  changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity.  In addition,  we expect that the secondary market prices of a Structured Investment will be adversely affected by the fact that the issue price of the securities  includes the agent's  commissions and expected profit. You may receive less, and possibly  significantly  less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk
There may be little or no secondary  market for a particular  Structured  Investment and you should be prepared to hold your  investments  until maturity.  If the applicable  pricing supplement so specifies,  we may apply to list a particular Structured  Investment on a securities exchange,  but it is not possible to predict whether any Structured Investment will meet the listing  requirements  of that  particular  exchange,  or if listed,  whether any  secondary  market will exist.  Therefore,  there may be little or no secondary  market for
Structured  Investments.  Issuers may,  but are not  obligated  to, make a market in the  Structured  Investments.  Even if there is a secondary  market for a  particular  Structured
Investment,  it may not provide  enough  liquidity  to allow you to trade or sell your  Structured  Investment  easily.  Because it is not  expected  that other  broker-dealers  will participate  significantly in the secondary market for Structured  Investments,  the price at which you may be able to trade a Structured Investment is likely to depend on the price, if any, at which Morgan Stanley Smith Barney or another  broker-dealer  affiliated  with the particular  issuer of the security is willing to transact.  If at any time Morgan Stanley
Smith Barney or any other broker dealer were not to make a market in Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results
The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference  index to which a specific  Structured  Investment is linked should not be taken as an indication of the future  performance of the underlying  asset or reference  index during the term of the Structured Investment.  Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment,  but it is impossible to predict whether such levels will rise or fall.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets Inc., and you           June 2010
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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                                                                                                                                                                                 SmithBarney
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Client Strategy Guide: June 2010 Offerings                                                                                                                                            Page 19
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Conflicts of Interest
The applicable issuer, its affiliates,  Morgan Stanley Smith Barney and/or its affiliates may be market  participants.  The applicable issuer, one or more of its affiliates or Morgan
Stanley Smith Barney or its affiliates may,  currently or in the future,  publish research reports with respect to movements in the underlying asset to which any specific  Structured
Investment is linked. Such research is modified from time to time without notice and may express opinions or provide  recommendations that are inconsistent with purchasing or holding a specific  Structured  Investment or Structured  Investments  generally.  Any of these  activities  could affect the market value of a specific  Structured  Investment or Structured
Investments generally.

In most  Structured  Investments,  an affiliate of Morgan Stanley or the applicable  issuer is designated to act as calculation  agent to calculate the period  interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging and Trading Activity
Hedging and trading  activity by the issuer and its  subsidiaries  and affiliates  could  potentially  adversely  affect the value of the Structured  Investments.  We expect that the calculation  agent and its affiliates for a particular  Structured  Investment will carry out hedging  activities  related to that  Structured  Investment,  including  trading in the underlying  asset,  as well as in other  instruments  related to the underlying  asset.  The issuer's  subsidiaries  and  affiliates may also trade in the underlying  asset and other instruments  related to the underlying asset on a regular basis as part of their general  broker-dealer and other businesses.  Any of these hedging or trading  activities on or prior to the trade date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions and Hedging Profits
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured  Investments.  Assuming no change in market  conditions  or any other  relevant  factors,  the price,  if any, at which a  market-maker  is willing to purchase  Structured  Investments  in secondary  market transactions  will likely be lower than the original issue price,  since the original issue price includes,  and secondary market prices are likely to exclude,  commissions paid with respect to the  Structured  Investments,  as well as the cost of hedging the  applicable  issuer's  obligations  under the Structured  Investments.  The cost of hedging  includes the projected profit that the calculation agent and its affiliates may realize in consideration  for assuming the risks inherent in managing the hedging  transactions.  In addition,  any secondary market prices may differ from values determined by pricing models used by the market-maker as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the deposit amount of each MLD and, if applicable, the minimum index interest.
In the event that FDIC  insurance  payments  become  necessary for the MLDs prior to the maturity  date,  the FDIC is only required to pay the principal of the MLDs together with any accrued  minimum index  interest,  if any, as prescribed by law, and subject to the applicable  FDIC insurance  limits.  FDIC insurance is not available for any index interest if the applicable  issuer fails prior to the maturity  date, in the case of the MLDs.  FDIC insurance is also not available for any secondary  market  premium paid by a depositor  above the principal amount of an MLD. Except to the extent insured by the FDIC, the MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley and Co. Incorporated, or Citigroup Global Markets Inc., and you           June 2010
should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: June 2010 Offerings Page 20

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia Limited; in Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. Incorporated., which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"Dow Jones Industrial Average℠," "Dow Jones℠" and "DJIA℠" are service marks of Dow Jones & Company, Inc. and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by Dow Jones & Company, Inc., and Dow Jones & Company, Inc. makes no representation regarding the advisability of investing in the securities.

"Dow Jones," "UBS," "Dow Jones–UBS Commodity Index℠," "DJ-UBS℠" and "DJ-UBSCI℠" are service marks of Dow Jones & Company, Inc. and UBS AG, and have been licensed for use for certain purposes. The securities based on the Dow Jones-UBS Commodity Index, are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates, and none of Dow Jones, UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates makes any representation regarding the advisability of investing in the securities.

Dow Jones and Citigroup Global Markets have entered into a non-exclusive license agreement providing for the license to Citigroup Inc., Citigroup Funding and its affiliates, in exchange for a fee, of the right to use indices owned and published by Dow Jones in connection with certain financial instruments, including the Index LASERS℠.

ELKS® is a registered service mark of Citigroup Global Markets Inc. and has been licensed for use.

Copyright © by Morgan Stanley 2010, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. June 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.